SINO GLOBAL
Shipping Agency

AGENCY AGREEMENT

PARTY A: Beijing Shou-Rong Forwarding Service Co., Ltd.
Add: Rm2305-2307, 23/F, Jinyu Plaza, 100 Xisanhuan North Road, Haidian District, Beijing, 100037, China
Tel: +86 10 88557888 Fax: +86 10 68487301/68487303

PARTY B: Sino-Global Shipping America, Ltd.
Add: 36-09 Main Street, Suite 9C-2 Flushing, NY, 11354, U.S.A
Tel: +1 718 888 1814 Fax: +1 718 888 1148

It is mutually agreed by Party A and Party B , with regard to the Agency and Disbursements of the vessel (hereinafter referred to as "the vessel") , owned and/or chartered and/or managed by Party A, when calling Chinese ports from January 01st 2010 laden with Iron Ore under following terms and conditions:

1. Any Chinese port is confirmed to this agreement.

2. Party B is a Nasdaq listed company. It is agreed by both sides that Party A shall appoint Party B to act as port attending agents for the vessel calling above mentioned port(s). It is mutually agreed that the Port Disbursement in lump-sum for each vessel should be complied with Party A 's Charterer Parties details unless other agreed.

3. Part A shall remit the Port Disbursement to Party B's account prior to vessel's arrival unless otherwise agreed.

1) Party B should provide all port disbursement invoices to Part A according to Part A's vessel discharging plan of the month, Party A shall remit the total amount disbursement to Party B's account within the first week of each month.

2) If any dispatch agreement mutually agreed and signed by both parties, Part A shall remit dispatch fee to Party B's account soon after received dispatch invoice from Party B.

3) Since the exchange rate between RMB and USD fluctuates continually these years, Party A would adjust the lump-sum port disbursement when necessary.

4. Party B will provide following services to Party A:

(1) to keep Party A informed of the updated daily vessel line-up of the intended discharge ports.

(2) to keep Party A informed of the vessel's movement during her stay at ports.

(3) to provide relevant documents of the vessels including NOR/SOF.

(4) to provide other necessary assistance

(5) to settle port disbursement of vessels with local agent or being protecting agent for PartyA.

(6) to provide Party A port information and vessel line-up every half a month regularly, for all mainland ports which can discharge bulk ores.

5. Port Disbursements as per Appendix which deemed to be fully incorporated in this agreement and to form part of it.

6. This agreement will be valid from 01st January 2010 to 31st December 2011 and will expire after three months from the time any party propose to terminate.

7. This agreement will apply with Chinese Maritime Law, any dispute arising there out shall be settled basis bona fide commercial spirit.

8. This agreement will take effect after signing by both Parties in two originals; each Party will keep one original.

FOR AND ON BEHALF OF
PARTY A
(SIGNATURE)
For and on behalf of
Beijing Shourong Forwarding Service CO.,LTD
北京首荣货运代理有限公司
DATE: 17-12-09
Authorized Signature(s)

PARTY B
(SIGNATURE) Cao Lei
DATE: 17-12-09